Exhibit 99.1

[GRAPHIC APPEARS HERE]

Prentiss Properties Trust	FOR FURTHER INFORMATION:
3890 West Northwest Hwy., Suite 400	Thomas F. August
Dallas, TX 75220	President & Chief Executive Officer
www.prentissproperties.com	(214) 654-0886
NYSE: PP

FOR IMMEDIATE RELEASE

Wednesday, February 4, 2004

PRENTISS PROPERTIES REPORTS $0.45 PER SHARE NET INCOME AND $0.77

PER SHARE FUNDS FROM OPERATIONS (FFO) FOR FOURTH QUARTER 2003

Dallas, February 4, 2004 — Prentiss Properties Trust (NYSE: PP), a real estate investment trust (REIT) which focuses on office property ownership and development in select markets, today announced results for the fourth quarter of 2003. The following summarizes the results for the quarter ended December 31, 2003:

•	For the fourth quarter 2003, the Company reported net income of $21.2 million, or $0.45 per common share (diluted), compared to net income of $15.8 million, or $0.35 per common share (diluted) for the fourth quarter of 2002.

•	FFO totaled $36.6 million, or $0.77 per common share (diluted) for the fourth quarter 2003, compared to $36.5 million, or $0.82 per common share (diluted) for the fourth quarter of 2002.

•	Overall portfolio occupancy stood at 91.2 percent at the end of the fourth quarter of 2003 versus 90.9 percent at the end of the third quarter of 2003 and 92.6 percent at the end of the fourth quarter of 2002.

•	During the fourth quarter of 2003, the Company acquired a portfolio of seven buildings totaling 369,151 square feet in the northern San Diego, California submarket of Carlsbad. The combined contract price for the buildings was $67.0 million.

•	During the fourth quarter of 2003, the Company executed a letter of intent to form a $510 million joint venture with Stichting Pensioenfonds ABP, a Netherlands based pension fund. The venture closed on January 29, 2004 and was seeded at closing with properties acquired by the Company in 2003 valued at $141.7 million.

•	During the fourth quarter of 2003, the Company sold 2.53 acres of land in downtown Oakland for $31.5 million, resulting in a gain on sale to the Company of $7.5 million.

•	On January 9, 2004, the Company paid a dividend of $0.56 per share for the fourth quarter.

•	Subsequent to the end of the fourth quarter of 2003, the Company gave notice of its intent to redeem all of its outstanding 8.30%, Series B Preferred Units. The 1,900,000 units will be redeemed at the par value of $95.0 million plus accumulated and unpaid distributions on February 24, 2004.

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

“The fourth quarter of 2003 represented the third consecutive quarter that we were able to increase the occupancy of our overall portfolio”, stated Thomas F. August, President and CEO of Prentiss Properties. “We are encouraged by this activity and the reduction in our leasing costs per square foot per year in the fourth quarter. We will continue to focus on these areas, although we expect continued pressure on leasing costs in 2004.”

“A major development in the fourth quarter was the announcement of our $510 million joint venture with ABP. The venture creates an investment platform that takes advantage of our management, leasing and acquisition strengths, and allows us to partner with a respected investor that has a substantial long term commitment to the real estate business. With our balance sheet in good shape, we are actively searching our core markets for investment opportunities for the venture.”

Asset Acquisitions & Sales

During the fourth quarter of 2003, the Company acquired a portfolio of seven buildings totaling 369,151 square feet in the northern San Diego, California submarket of Carlsbad. The buildings, which are 95 percent leased, have approximately 75 tenants, with the largest tenant comprising less than 9 percent of the total square footage. The combined contract price for the buildings was $67.0 million. With this acquisition, the Company now owns 960,000 square feet of office properties in Carlsbad and nearby Del Mar, plus 7.4 acres of land in Del Mar that has the potential to accommodate a 154,000 square foot office development.

During the fourth quarter of 2003, the Company sold 2.53 acres of land in downtown Oakland. The sales price for the land was $31.5 million, representing a gain on sale to the Company of $7.5 million. Included in the sales price was $2.7 million of deferred payments to be received throughout 2004.

During the last twelve months, the Company acquired and disposed of the following properties:

Property	Location	Type	Square Feet	Sales Price	Transaction Month
Dispositions:
11811 North Freeway	Houston	Office	156	$4,500	June
Westheimer Central Plaza	Houston	Office	183	$11,500	June
Cumberland Office Park	Atlanta	Office	644	$40,100	July

Disposition Totals			983	$56,100

Acquisitions:
Park West C3	Dallas/Ft. Worth	Office	339	$28,000	February
410 Warrenville	Chicago	Office	60	$8,700	May
Corporate Lakes III	Chicago	Office	124	$22,200	June
2291 Wood Oak Drive	Metro. Washington, DC	Office	228	$51,500	August
Northern San Diego Portfolio	Carlsbad, CA	Office	370	$67,000	November

Acquisition Totals			1,121	$177,400

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

Joint Venture with Stichting Pensioenfonds ABP

During the fourth quarter of 2003, the Company executed a letter of intent to form a joint venture with Stichting Pensioenfonds ABP, a Netherlands based pension fund. The venture will target a combination of stabilized and value-added, Class “A” office buildings in Prentiss’ core markets of Washington D.C./Northern Virginia, Chicago, Dallas/Ft. Worth, Northern California and San Diego/Orange County over a targeted 18 month investment horizon.

The total equity contributions will be $204 million of which 51 percent will come from Prentiss Properties and 49 percent will come from ABP. Based on a targeted leverage of 60 percent loan-to-value, the venture will seek to invest up to $510 million. The venture will allow Prentiss to grow its investment base while leveraging returns through a stable, long-term fee business with the potential to create additional value through a backend promote feature.

Upon the closing on January 29, 2004, the venture was seeded with properties acquired by the Company in 2003 which were valued at $141.7 million. These properties included 2291 Wood Oak Drive in Herndon, Virginia, Corporate Lakes III in Chicago, Illinois and the seven office buildings located in Carlsbad, California discussed previously in the Asset Acquisition & Sales section of this press release. At closing, the Company received ABP’s 49 percent interest in the seed properties totaling approximately $69.0 million.

Consolidated Financial Results

Fourth quarter 2003 revenues totaled $91.9 million compared to $86.5 million during the fourth quarter of 2002. For the full year ended December 31, 2003 revenues totaled $356.4 million compared to $338.0 million for the full year ended December 31, 2002. This increase is primarily attributable to the consolidation of Prentiss Properties Resources, Inc. in 2003 and contributions from acquisitions, partially offset by the overall decline in occupancy and rental rates between the two periods.

For the fourth quarter 2003, the Company reported net income of $21.2 million, or $0.45 per common share (diluted), compared to $15.8 million, or $0.35 per common share (diluted), for the fourth quarter of 2002. The increase in net income between the fourth quarter of 2003 and the fourth quarter of 2002 was caused by the gain on sale of land recognized during the fourth quarter 2003 and acquisition activity, partially offset by the decline in occupancy and rental rates and disposition activity.

For the full year ended December 31, 2003, the Company reported net income of $59.4 million, or $1.27 per common share (diluted), compared to $74.3 million, or $1.71 per common share (diluted), for the full year ended December 31, 2002. The decline in net income between the year ended December 31, 2003 and the year ended December 31, 2002 resulted primarily from a decline in occupancy and rental rates, disposition activity, and increased depreciation and amortization, partially offset by acquisition activity.

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

FFO totaled $36.6 million, or $0.77 per common share (diluted) for the fourth quarter 2003, compared to $36.5 million, or $0.82 per common share (diluted) for the fourth quarter of 2002. For the year ended December 31, 2003, FFO totaled $139.2 million, or $3.06 per common share (diluted), compared to $144.9 million, or $3.30 per common share (diluted) for the year ended December 31, 2002 including the impact of impairment losses of $1.8 million and $2.9 million for 2003 and 2002, respectively.

FFO excluding the impairment loss (Adjusted FFO) totaled $141.0 million, or $3.10 per common share (diluted) for the year ended December 31, 2003 compared to $147.8 million, or $3.36 per common share (diluted) for the year ended December 31, 2002. The decline in Adjusted FFO was driven by occupancy loss and rental rate declines over the comparable periods, partially offset by net acquisition/disposition activity.

FFO is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure and, as defined by the National Association of Real Estate Investment Trusts, means net income, computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of our operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and, as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, we believe that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operating performance of REITs. However, our FFO may not be comparable to FFO reported by other REITs that do not define FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FFO should be examined in conjunction with net income as presented in our consolidated financial statements. We believe that net income is the most directly comparable GAAP financial measure to FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income or to cash flows as an indication of our performance or as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release.

FFO does not reflect depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. These are significant economic costs that could materially impact our results of operations.

Adjusted FFO is a non-GAAP financial measure that we define as FFO (as defined above) excluding (adding back) the impact of impairment losses recorded within income from

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

discontinued operations. For real estate companies, an impairment loss, recorded within income from discontinued operations, represents an impairment loss recognized on a property held for sale, and is calculated as the difference between the fair market value of the property, less cost to sell, and the carrying amount of the property, in accordance with Statement of Financial Accounting Standards No. 144 (SFAS No. 144). We believe that Adjusted FFO is helpful to investors and our management as a measure of our operating performance because it excludes these impairment losses that would otherwise have been classified as losses on the sale of real estate, had the property not qualified as held for sale in a period prior to its disposition. We believe that our Adjusted FFO provides useful information to the investment community about our financial performance when compared to other REITs as it eliminates FFO differences caused by the timing and classification within the income statement of real estate related losses. However, our Adjusted FFO may not be comparable to FFO or Adjusted FFO reported by other REITs that do not define FFO or Adjusted FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Adjusted FFO should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. We believe that net income is the most directly comparable GAAP financial measure to Adjusted FFO. Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Like FFO, our Adjusted FFO does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs that could materially impact our results of operations.

Earnings guidance for 2004 will be discussed by management on the February 5, 2004 conference call. Instructions for accessing the conference call can be found in the Additional Information section of this press release.

Portfolio Performance

Office portfolio occupancy stood at 90.0 percent at the end of the fourth quarter 2003 versus 89.8 percent at the end of the third quarter 2003 and 91.8 percent at the end of the fourth quarter of 2002. Industrial portfolio occupancy stood at 99.2 percent at the end of the fourth quarter 2003 versus 98.8 percent at the end of the third quarter 2003 and 97.8 percent at the end of the fourth quarter of 2002.

Overall portfolio occupancy stood at 91.2 percent at the end of the fourth quarter 2003 versus 90.9 percent at the end of the third quarter 2003 and 92.6 percent at the end of the fourth quarter of 2002.

During the quarter, the Company commenced office property renewals and new leases totaling 581,000 square feet. Average straight-line net rents on new and renewed office leases were 2 percent below those on expiring leases. For the year ended December 31,

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

2003, average straight-line net rents on new and renewed office leases were 9 percent below those on expiring leases. During the quarter, the Company commenced industrial property renewals and new leases totaling 243,000 square feet. Average straight-line net rents on new and renewed industrial leases were 19 percent above those on expiring leases. For the year ended December 31, 2003, average straight-line net rents on new and renewed industrial leases were 16 percent above those on expiring leases.

During the quarter, the Company’s largest leases executed were as follows:

1)	UNCF executed a 42,980 square foot, 10-year lease renewal at Willow Oaks II in Fairfax, Virginia.

2)	ZS Associates executed a 42,834 square foot, 11-year lease renewal at 1800 Sherman Avenue in Chicago, Illinois.

3)	Colliers Bennett & Kahnweiler executed a new 28,111 square foot, 11-year lease at One O’Hare Centre in Chicago, Illinois.

4)	National Cable Communications executed a 17,615 square foot, 7-year lease renewal and expansion at Park West C2 in Dallas, Texas.

5)	McDonough Holland & Allen executed a new 16,385 square foot, 11-year lease at World Savings Center in Oakland, California.

6)	CP Kelco executed a new 14,847 square foot, 10-year lease at 123 North Wacker in Chicago, Illinois.

7)	Rabobank International executed a new 13,126 square foot, 12-year lease at 123 North Wacker in Chicago, Illinois.

8)	The State of California’s Department of Social Services executed an 11,233 square foot, 6-year lease renewal at Natomas Corporate Center in Sacramento, California.

9)	WM Rigg executed a new 10,708 square foot, 11-year lease at One Westchase in Houston, Texas.

Lease expirations for office properties in 2004 total 1,595,000 square feet, which equates to 10 percent of the Company’s net rentable office square feet.

Capital Markets and Financing

As of December 31, 2003, the Company’s market value of equity was $1.7 billion. Total market capitalization at December 31, 2003 was $2.8 billion, compared to a total asset book value of $2.3 billion (including a pro-rata share of unconsolidated joint venture assets). As of December 31, 2003, Debt to Total Market Capitalization (market value equity plus debt) stood at 39.8 percent compared to 41.2 percent as of September 30, 2003 and 44.7 percent as of December 31, 2002.

The Company’s debt balance at December 31, 2003, including its share of unconsolidated joint venture debt, was $1.1 billion. Of this amount, $676.5 million was fixed rate, non-recourse, long-term mortgages and $14.0 million was fixed rate, recourse debt. The remaining $422.8 million was floating rate debt, of which $275.0 million was hedged as of the end of the fourth quarter of 2003. Including the Company’s existing hedges, the Company’s exposure to floating rate debt represented 5.3 percent of its total market capitalization as of the end of the fourth quarter of 2003.

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

During the fourth quarter of 2003, the Company’s weighted average cost of debt, including all costs related to hedge amortization, swap payments and unused commitment fees, was 6.7 percent. At December 31, 2003, excluding the Company’s line of credit, the weighted average maturity of debt was 4.6 years.

During the fourth quarter, the Company completed a four-year interest rate swap in the notional amount of $30.0 million. The new agreement swaps floating rate LIBOR for a fixed rate LIBOR of 3.8565 percent on $30.0 million of the Company’s variable rate borrowings. The interest rate swap agreement has an effective date of October 1, 2004 and matures September 30, 2008.

Subsequent to the end of the fourth quarter of 2003, the Company completed two additional four-year interest rate swaps in the notional amount of $30.0 million and $20.0 million. The new agreements swap floating rate LIBOR for a fixed rate LIBOR of 3.819 percent on $50.0 million of the Company’s variable rate borrowings. The interest rate swap agreements have an effective date of October 1, 2004 and mature October 1, 2008.

All three of the swaps discussed above, totaling $80.0 million, take effect following the September 30, 2004 expiration of two existing Swaps carrying a fixed LIBOR rate of 6.25 percent and totaling $110.0 million.

During the fourth quarter of 2003, the Company negotiated an interest rate reduction on the $72.1 million mortgage secured by Burnett Plaza in Ft. Worth, Texas. The interest rate was reduced from LIBOR plus 2.15 percent to LIBOR plus 1.50 percent. In exchange for the pricing reduction, the Company agreed to pay the principal balance of the loan down to $66.0 million and to a 1 year prepayment lockout from the date of the amendment. Other terms of the loan were unchanged.

Subsequent to the end of the fourth quarter of 2003, the Company gave notice of its intent to redeem all of its outstanding 8.30%, Series B Preferred Units. The 1,900,000 units will be redeemed at the par value of $95.0 million plus accumulated and unpaid distributions on February 24, 2004.

Dividends, Capital Expenditures and Funds Available for Distribution (FAD)

The Company declared a $0.56 regular quarterly dividend on December 12, 2003, to owners (shares and units) of record as of December 26, 2003, and paid the dividend on January 9, 2004. The annualized dividend of $2.24 per share represented a yield of 6.5 percent based on Tuesday’s closing share price of $34.26. The FFO payout ratio for the quarter ended and year ended December 31, 2003, was 73.3 percent and 72.9 percent, respectively.

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

The income tax treatment for the 2003 distributions for Prentiss Properties Trust, CUSIP # 740706106, traded under ticker symbol PP is as follows:

Declaration Date	Record Date	Payable Date	Total Distribution Per Share	2003 Taxable Ordinary Dividends	2003 Return of Capital	2003 Long-Term Gain
03/12/03	03/31/03	04/11/03	$0.560000	$0.356470	$0.203530	$0.000000
06/11/03	06/30/03	07/11/03	$0.560000	$0.356470	$0.203530	$0.000000
09/12/03	09/30/03	10/10/03	$0.560000	$0.356470	$0.203530	$0.000000
12/12/03	12/26/03	01/09/04	$0.560000	$0.356470	$0.203530	$0.000000

TOTAL			$2.240000	$1.425880	$0.814120	$0.000000

The company did not incur any foreign taxes. Shareholders are encouraged to consult with their personal tax advisors as to their specific tax treatment of the Prentiss Properties dividend.

The Company spent $11.6 million in non-incremental capital expenditures during the quarter, of which $1.2 represented capital improvements and repairs to the properties and $10.4 million represented costs paid with respect to leasing and tenant improvements. For office leases commencing during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $16.53, or $2.49 per square foot per year. These costs were based on 558,000 square feet of office leases commencing during the quarter, a portion of which were executed in the second and third quarter of 2003.

For industrial leases commencing during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $1.77, or $0.43 per square foot per year. These costs were based on 243,000 square feet of industrial leases commencing during the quarter.

Funds Available for Distribution (FAD) totaled approximately $23.2 million for the quarter and $103.2 million for the year ended December 31, 2003. The FAD payout ratio for the quarter ended and year ended December 31, 2003 was 115.8 percent and 99.7 percent, respectively.

FAD is a non-GAAP financial measure that we define as FFO (as defined above) less non-incremental capital expenditures, straight- line rent adjustments, rental income adjustments recognized in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141) and the amortization of financing costs. We believe that FAD is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs. Our FAD may not be comparable to FAD reported by other REITs that do

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

not define FAD exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FAD should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto.

We believe that net income is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FAD is attached as a schedule to this press release.

Additional Information

The Company will broadcast its fourth quarter 2003 earnings conference call on Thursday, February 5, 2004. The conference call will begin at 10:00 am CST and will last for approximately one hour. Those interested in listening via the Internet can access the conference call at www.prentissproperties.com. Please go to the Company’s web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so, click on the Real Player icon and follow directions from there. Those interested in listening via the telephone can access the conference call at (303) 262-2130. A replay of the conference call will be available via phone through February 12, 2004 at (303) 590-3000, passcode #566247 or via the Internet on the Company’s website.

Additional information on Prentiss Properties Trust, including an archive of corporate press releases and conference calls, is available on the Company’s web site. The Company’s fourth quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company’s web site at www.prentissproperties.com prior to the start of the conference call.

About Prentiss Properties Trust

Prentiss Properties Trust is a self-administered and self-managed real estate investment trust (“REIT”). It owns interests in 137 operating properties with approximately 17.8 million square feet - 15.5 million of office properties and 2.3 million of industrial properties. The Company has no development projects in the portfolio at this time. The Company, through various management subsidiaries, manages approximately 28.8 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.

With its headquarters in Dallas, Texas, Prentiss Properties focuses on the ownership of office properties in Metropolitan Washington D.C., Chicago, Dallas, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

Prentiss Properties Trust 4th Quarter 2003 Earnings Release

February 4, 2004

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intent,” “predict,” “project” and similar expressions as they relate to Prentiss Properties Trust or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no current intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Financial Tables to Follow

For more information on Prentiss Properties Trust,

visit the Company’s website at www.prentissproperties.com

Prentiss Properties Trust

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
Assets
Operating real estate:
Land	$325,623	$309,898	$313,621	$312,130	$300,460
Buildings and improvements	1,727,056	1,683,543	1,684,609	1,684,276	1,631,568
Less: accumulated depreciation	(210,944)	(200,034)	(198,194)	(189,539)	(178,792)

Total operating real estate	1,841,735	1,793,407	1,800,036	1,806,867	1,753,236

Construction in progress	—	—	—	—	41,352
Land held for development	47,202	63,699	64,185	64,179	65,377

Deferred charges and other assets, net	207,795	194,484	180,210	174,613	169,373
Notes receivable	15,904	13,354	13,354	13,354	13,354
Receivables, net	47,412	43,137	41,097	41,414	39,024
Cash and cash equivalents	5,945	9,184	7,395	9,500	5,080
Escrowed cash	11,913	11,825	12,551	12,510	10,483
Investments in securities and insurance contracts	2,579	2,239	2,301	4,379	3,927
Investments in joint ventures and unconsolidated subsidiaries	14,215	14,326	14,535	14,671	21,083

Total assets	$2,194,700	$2,145,655	$2,135,664	$2,141,487	$2,122,289

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and notes payable	$1,029,035	$1,009,596	$1,060,786	$1,056,449	$1,011,027
Interest rate hedges	8,074	11,398	14,855	15,902	16,776
Accounts payable and other liabilities	81,741	77,316	75,896	70,090	79,626
Mandatorily redeemable preferred units	10,000	10,000	—	—	—
Other payables (affiliates)	—	—	—	—	7,355
Distributions payable	28,986	28,483	27,043	27,008	26,947

Total liabilities	1,157,836	1,136,793	1,178,580	1,169,449	1,141,731

Minority interest in operating partnership	123,058	122,974	132,622	133,191	133,649

Minority interest in real estate partnerships	1,565	1,645	1,512	1,593	2,676

Commitments and contingencies

Shareholders’ equity:
Preferred shares $.01 par value, 20,000,000 shares authorized, 3,773,585 shares issued and outstanding	100,000	100,000	100,000	100,000	100,000
Common shares $.01 par value, 100,000,000 shares authorized, 45,772,383 and 43,965,756 (includes 3,159,089 and 4,984,401 in treasury) shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	458	448	441	441	439
Additional paid-in capital	942,644	913,625	887,300	885,761	882,897
Common shares in treasury, at cost, 3,159,089 and 4,984,401 shares at December 31, 2003 and December 31, 2002, respectively	(78,000)	(77,985)	(120,545)	(118,476)	(118,476)
Unearned compensation	(2,176)	(2,569)	(2,963)	(3,475)	(1,479)
Accumulated other comprehensive income	(7,198)	(10,606)	(13,879)	(15,122)	(15,768)
Retained earnings/(distributions in excess of earnings)	(43,487)	(38,670)	(27,404)	(11,875)	(3,380)

Total shareholders’ equity	912,241	884,243	822,950	837,254	844,233

Total liabilities and shareholders’ equity	$2,194,700	$2,145,655	$2,135,664	$2,141,487	$2,122,289

Prentiss Properties Trust

Consolidated Statements of Income

(in thousands, except per share amounts)

	Twelve Months Ended		Three Months Ended
	12/30/2003	12/31/2002	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
Revenues:
Rental income	$339,541	$333,574	$87,276	$85,154	$84,203	$82,908	$85,613
Service business and other income	16,816	4,386	4,662	3,552	4,247	4,355	880

	356,357	337,960	91,938	88,706	88,450	87,263	86,493

Expenses:
Property operating and maintenance	88,305	82,893	24,626	21,448	21,163	21,068	23,562
Real estate taxes	34,276	38,420	6,394	8,254	9,733	9,895	8,304
General and administrative and personnel cost	10,988	10,361	2,613	2,747	3,232	2,396	2,652
Expenses of service business	10,513	—	2,914	2,478	2,902	2,219	—
Interest expense	69,814	67,081	17,531	17,503	17,712	17,068	16,932
Amortization of deferred financing costs	2,284	1,832	561	678	536	509	518
Depreciation and amortization	78,193	67,453	21,535	19,561	18,508	18,589	18,016

	294,373	268,040	76,174	72,669	73,786	71,744	69,984

Income from continuing operations before minority interests and equity in income of joint ventures and unconsolidated subsidiaries	61,984	69,920	15,764	16,037	14,664	15,519	16,509
Minority interests	(10,437)	(10,717)	(2,625)	(2,598)	(2,576)	(2,638)	(2,470)
Equity in income of joint ventures and unconsolidated subsidiaries	2,555	3,154	622	595	712	626	962

Income from continuing operations	54,102	62,357	13,761	14,034	12,800	13,507	15,001
Discontinued operations:
Income from discontinued operations including impairment losses	180	3,960	(113)	106	(717)	904	881
Gain/(Loss) from disposition of discontinued operations	(4,457)	8,430	—	85	(4,542)	—	(24)
Minority interest related to discontinued operations	157	(466)	4	(7)	193	(33)	(32)

	(4,120)	11,924	(109)	184	(5,066)	871	825
Income before gain on sale of properties	49,982	74,281	13,652	14,218	7,734	14,378	15,826
Gain on sale of land	9,435	—	7,525	—	778	1,132	—

Net income	59,417	74,281	21,177	14,218	8,512	15,510	15,826
Preferred dividends	(8,452)	(8,358)	(2,113)	(2,113)	(2,113)	(2,113)	(2,113)

Net income applicable to common shareholders	$50,965	$65,923	$19,064	$12,105	$6,399	$13,397	$13,713

Net income per common share - basic	$1.27	$1.72	$0.45	$0.30	$0.16	$0.34	$0.35

Weighted average number of common shares outstanding - basic	40,068	38,409	42,059	40,231	38,996	38,949	38,911

Net income per common share - diluted	$1.27	$1.71	$0.45	$0.30	$0.16	$0.34	$0.35

Weighted average number of common shares and common share equivalents outstanding-diluted	40,270	38,649	42,255	40,484	39,204	39,060	39,038

Calculation of FFO and FAD

For Common Shares and Common Share Equivalents

(000s, except per share data)

	Twelve Months Ended		Three Months Ended
	12/31/2003	12/31/2002	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
Funds from Operations (FFO):
Net income	$59,417	$74,281	$21,177	$14,218	$8,512	$15,510	$15,826
Add:
Real estate depreciation and amortization (1)	79,972	73,368	21,524	19,437	19,466	19,545	19,330
Real estate depreciation and amortization of unconsolidated subsidiaries and joint ventures (2)	2,960	3,103	750	739	738	733	746
Minority interests (3)	1,875	2,589	670	448	244	513	528
Adjustments:
(Gain)/loss on sale of property	(4,978)	(8,430)	(7,525)	(85)	3,764	(1,132)	24
FFO applicable to common and common equivalents	$139,246	$144,911	$36,596	$34,757	$32,724	$35,169	$36,454
Impairment losses on real estate	1,792	2,855	—	—	1,792	—	—
Adjusted FFO applicable to common and common equivalents	$141,038	$147,766	$36,596	$34,757	$34,516	$35,169	$36,454
Weighted average common shares, units and common shares equivalents (diluted)	45,533	43,933	47,510	45,746	44,471	44,329	44,313
Adjusted FFO per weighted average shares outstanding (diluted)	$3.10	$3.36	$0.77	$0.76	$0.78	$0.79	$0.82

Funds Available for Distribution (FAD):
Adjusted FFO	$141,038	$147,766	$36,596	$34,757	$34,516	$35,169	$36,454
Adjustments:
Straight-line rent adjustment	(7,946)	(9,408)	(2,438)	(1,558)	(2,063)	(1,887)	(1,691)
FAS 141 adjustment	(390)	—	(5)	(385)	—	—	—
Amortization of deferred financing fees	2,340	1,888	575	692	550	523	532
Capital expenditures	(31,842)	(24,136)	(11,570)	(8,697)	(7,423)	(4,152)	(7,876)
FAD	$103,200	$116,110	$23,158	$24,809	$25,580	$29,653	$27,419
Weighted average common shares, units and common shares equivalents (diluted)	45,533	43,933	47,510	45,746	44,471	44,329	44,313
Dividend per share	$2.240	$2.215	$0.560	$0.560	$0.560	$0.560	$0.560
Total dividend declared (excludes dividend on perpetual preferred)	$102,860	$97,512	$26,820	$26,318	$24,879	$24,843	$24,783

Payout ratio of Adjusted FFO	72.93%	65.99%	73.29%	75.72%	72.08%	70.64%	67.98%
Payout ratio of FAD	99.67%	83.98%	115.81%	106.08%	97.26%	83.78%	90.39%

(1) -	Excludes depreciation and amortization not related to real estate.
(2) -	Represents Prentiss Properties Trust’s proportionate share of real estate depreciation and amortization from joint venture assets.
(3) -	Represents the minority interest attributable to holders of common partnership units. The units are included in the share count.